Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. to Sell its Europe-North Segment

to a subsidiary of Bauer Media Group for $625 Million

SAN ANTONIO, January 9, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced it has entered into a definitive agreement to sell the businesses constituting its Europe-North segment to Bauer Radio Limited, a subsidiary of Bauer Media Group. The expected purchase price from the transaction of $625 million is subject to certain customary adjustments.

The all-cash consideration represents a transaction multiple of approximately 6.5x Europe-North segment results for the twelve months ended September 30, 20241. The Company will use the anticipated net proceeds from the sale, after payment of transaction-related fees and expenses, to prepay in full the outstanding CCIBV term loans in the principal amount of $375 million, plus any accrued interest. The remaining expected net proceeds will be subject to the asset sale provisions of the agreements governing the remainder of the Company’s indebtedness.

“This agreement to sell our Europe-North segment is another significant step in the execution of our strategic plan to optimize our portfolio and focus on growing our America and Airports segments to organically improve cash flow and reduce leverage on our balance sheet,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “I want to thank our team for their hard work in helping us reach this agreement. Upon completion of this transaction, we will have divested the substantial majority of our European operations.”

Yvonne Bauer, Chair of the Bauer Media Board commented, “This acquisition represents a pivotal step in advancing our Group’s refocused strategy. By enhancing our core media and related businesses while driving forward our digital transformation, this move broadens our capabilities and strengthens our position as a major player in the highly competitive media industry. We look forward to welcoming the team to Bauer Media. Together, we will create a comprehensive and innovative media offering that meets the evolving needs of our advertisers and audiences across the region.”

Justin Cochrane, Chief Executive Officer of Clear Channel Outdoor UK & Europe added, “We look forward to joining Bauer Media Group to build upon the strong foundation that we have established in these European markets as a part of Clear Channel Outdoor. The consistent top-line performance of our Europe-North assets year-to-date underscores the growing demand in these markets and the dedication of our teams to executing for our clients and partners.”

The transaction is expected to close in 2025, upon satisfaction of regulatory approvals.

[1]

Europe-North segment results of approximately $97 million for the twelve months ended September 30, 2024 is calculated as Europe-North Segment Adjusted EBITDA of approximately $128 million less $31 million of estimated corporate costs related to the Europe-North businesses.

Accounting Treatment

During the fourth quarter of 2024, the Company’s plan to sell the businesses in its Europe-North segment met the criteria to be reported as discontinued operations. In accordance with U.S. Generally Accepted Accounting Principles, starting with the release of the Company’s fourth quarter 2024 results, assets and liabilities of these discontinued operations will be presented separately in the Company’s Consolidated Balance Sheets, and results of discontinued operations will be reported as a separate component of consolidated net loss in the Company’s Consolidated Statements of Loss, for all periods presented, resulting in changes to the presentation of certain prior period amounts.

Current Report on Form 8-K

Because January 9, 2025 has been declared a National Day of Mourning and U.S. federal government offices will be closed, the Company expects filing the Current Report on Form 8-K with respect to the transaction as soon as practicable after the date hereof and, in any case, no later than January 15, 2025.

Advisors

The Company engaged Moelis & Company LLC and Deutsche Bank Securities Inc. as financial advisors to assist with the process to sell the Company’s Europe-North segment.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

For further information, please contact:

Press:

FGS Global

Jared Levy/Stephen Pettibone/Hayley Cook

ClearChannel@fgsglobal.com

Clear Channel Europe

Martin Corke

Clear Channel UK CMO – Europe Marketing Lead

Martin.Corke@clearchannel.co.uk

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “estimate” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the timing of closing of the sale of our Europe-North segment, the use of the proceeds therefrom, our expectations with respect to optimizing our portfolio, our expectations with respect to our America and Airports businesses, our business plans and strategies and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to complete the sale of the Europe-North segment on the anticipated terms and timing or at all, including obtaining regulatory approvals; disruptions from the announcement of the sale, including the diversion of management’s attention from the Company’s ongoing business operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the sale; our inability to optimize our portfolio, strengthen our liquidity and achieve the expected benefits from the sale; continued economic uncertainty, an economic slowdown or a recession; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy; the impact of the process to sell our businesses in Latin America and any process to sell our business in Spain; the impact of the recent dispositions or agreements to dispose of the businesses in our Europe-South segment, including the impact of the termination of the agreement to sell our business in Spain, as well as other strategic transactions or acquisitions; volatility of our stock price; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.